                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549


                                   FORM 8-K


                            Current Report Pursuant
                         to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported): May 21, 1999


                              Greater Bay Bancorp
            (Exact name of registrant as specified in its charter)



            California                                 77-0387041
  (State or other jurisdiction of                   (I.R.S. employer
   incorporation or organization)                 identification number)



                        Commission file number:  0-25034


                            2860 West Bayshore Road
                          Palo Alto, California 94303
             (Address of principal executive offices and zip code)


       Registrant's telephone number, including area code: (650) 813-8200

Item 5.  Other Events.

     (a) On May 21, 1999, Greater Bay Bancorp (the "Registrant") consummated its merger with Bay Area Bancshares ("BAB") pursuant to an Agreement and Plan of Reorganization, dated as of January 26, 1999 (the "Agreement"), providing for the merger of BAB with and into the Registrant (the "Merger"). In accordance with the Agreement, former shareholders of BAB received 1.38682 shares of the Registrant's common stock in exchange for each of their shares of BAB common stock. As a result of the Merger, Bay Area Bank, formerly a wholly owned subsidiary of BAB, became a wholly owned subsidiary of the Registrant. The Merger was accounted for as a pooling of interests.

     The Registrant issued a press release announcing completion of the Merger on May 24, 1999, a copy of which is attached hereto as Exhibit 99.1.

     For a more detailed discussion of the terms and conditions of the Agreement and the Merger, reference is made to the Registrant's Registration Statement on Form S-4 (Registration No. 333-72701) filed with the Securities and Exchange Commission on February 22, 1999, as amended by Amendment No. 1 thereto filed with the Securities and Exchange Commission on March 18, 1999, incorporated herein by this reference.

     (b) On May 27, 1999, the Registrant issued a press release announcing its second quarter dividend, a copy of which is attached hereto as Exhibit 99.2.

Item 7.  Financial Statements and Exhibits.

Exhibits
--------

2.1 Agreement and Plan of Reorganization, dated as of January 26, 1999, by and between Greater Bay Bancorp and Bay Area Bancshares (incorporated by reference from the Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1998)

99.1   Press Release dated May 24, 1999

99.2   Press Release dated May 27, 1999

                                  SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        Greater Bay Bancorp
                                        (Registrant)



Dated: June 4, 1999                     By:   /s/ Linda M. Iannone
                                              --------------------
                                              Linda M. Iannone
                                              Senior Vice President and General
                                              Counsel

                                 Exhibit Index
                                 -------------

2.1 Agreement and Plan of Reorganization, dated as of January 26, 1999, by and between Greater Bay Bancorp and Bay Area Bancshares (incorporated by reference from the Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1998)

99.1   Press Release dated May 24 1999

99.2   Press Release dated May 27, 1999